Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2016

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS OUTSTANDING
THIRD QUARTER 2016 RESULTS

CHATTANOOGA, Tenn. (October 27, 2016) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2016. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	%	2016	2015	%
Net income (loss) attributable to common shareholders per diluted share	$(0.06)	$0.15	(140.0)%	$0.41	$0.54	(24.1)%
Funds from Operations ("FFO") per diluted share	$0.56	$0.56	0.0%	$1.97	$1.70	15.9%
FFO, as adjusted, per diluted share (1)	$0.57	$0.56	1.8%	$1.72	$1.61	6.8%
(1) FFO, as adjusted, for the three months ended September 30, 2016 excludes $0.7 million of nonrecurring professional fees expense, $0.6 million of litigation expense, $1.1 million of equity in losses from the disposal of unconsolidated affiliates and $1.4 million of non-cash default interest expense. FFO, as adjusted, for the nine months ended September 30, 2016 excludes a $55.6 million increase in equity in earnings, of which $29.2 million related to the foreclosure of the loan secured by Gulf Coast Town Center and $26.4 million related to the sale of our 50% interest in Triangle Town Center; $2.3 million of litigation expense and $1.8 million of nonrecurring professional fees expense. FFO, as adjusted, for the three months ended September 30, 2015 excludes $0.3 million of expense related to a litigation settlement. FFO, as adjusted, for the nine months ended September 30, 2015 excludes a partial litigation settlement, net of related expenses, of $1.3 million, a $16.6 million gain on investment related to the sale of marketable securities and a $0.3 million gain on extinguishment of debt.

HIGHLIGHTS:

•	Closed on the sale of two Tier 3 malls and entered into a binding contract for the sale of three additional Tier 3 malls.

•	Same-center NOI for the third quarter of 2016 increased 2.6% in the Total Portfolio and 2.3% in the Malls compared with the prior period, primarily driven by top-line revenue growth.

•	FFO per diluted share, as adjusted, of $0.57 for the third quarter of 2016, increased 1.8% compared with the prior-year period.

•	Same-center mall occupancy increased 90 basis points to 92.7% as of September 30, 2016 compared with 91.8% as of September 30, 2015.

•	Stabilized Mall leases were signed at an average increase of 10.2% over the expiring gross rent per square foot.

1

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "Our strong third quarter results and outstanding operating performance year-to-date is further evidence that our portfolio transformation strategy is working.   Same-center NOI growth at the high-end of our guidance range was driven by top-line revenue growth as same-center mall occupancy increased 90 basis points and lease spreads improved to average 10.2%.
"We have made tremendous progress on our disposition program this year with 17 mall transactions completed or in process.  These include the two Tier 3 malls sold during the quarter as well as a portfolio of three Tier 3 malls under binding contract.  Our portfolio and our company are stronger today than they have ever been.  We are utilizing our free cash flow and disposition proceeds to reinvest in accretive redevelopments and high-growth developments, while at the same time we are reducing debt.   With $460 million lower total debt compared with the prior-year period and healthy coverage ratios, our balance sheet is only getting better.  As we close out 2016 and begin to look to 2017, we are focused on building on these portfolio and balance sheet enhancements and positioning CBL for even greater success in the future."
Net loss attributable to common shareholders for the third quarter of 2016 was $10.2 million, or $(0.06) per diluted share, compared with net income of $26.3 million, or $0.15 per diluted share, for the third quarter of 2015. Net loss in the quarter included the $53.6 million impairment of properties classified as held-for-sale or properties that the Company intends to dispose of before the end of their useful lives.
FFO allocable to common shareholders, as adjusted, for the third quarter of 2016 was $98.1 million, or $0.57 per diluted share, compared with $95.0 million, or $0.56 per diluted share, for the third quarter of 2015. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter of 2016 was $114.9 million compared with $111.3 million for the third quarter of 2015.

Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended September 30, 2016
Portfolio same-center NOI	2.6%
Mall same-center NOI	2.3%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes the Company's subsidiary that provides maintenance, janitorial and security services.

Major variances impacting same-center NOI for the quarter ended September 30, 2016 include:

•	NOI increased $4.4 million, generated from a $3.4 million increase in revenue and a $1.0 million decline in operating expense.

•	Minimum rents increased $4.0 million during the quarter as a result of rent growth and occupancy increases over the prior year.

•	Percentage rents declined $0.2 million as sales softened in the third quarter.

•	Tenant reimbursement and other revenues declined $0.4 million.

•	Property operating expense declined $0.7 million, maintenance and repair expense declined $0.2 million, and real estate tax expense declined $0.1 million.

2

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,	As of September 30,
	2016	2016	2015
Portfolio occupancy	92.6%	93.5%	92.4%
Mall portfolio	91.6%	92.6%	91.7%
Same-center malls	91.6%	92.7%	91.8%
Stabilized malls	91.6%	92.5%	91.6%
Non-stabilized malls (1)	92.3%	93.6%	95.0%
Associated centers	95.6%	96.1%	93.8%
Community centers	96.8%	97.5%	96.6%

(1)
Represents occupancy for The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of June 30, 2016 and September 30, 2016 and Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of September 30, 2015.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended September 30, 2016
Stabilized Malls	10.2%
New leases	19.7%
Renewal leases	7.3%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2016	2015	% Change
Stabilized mall same-center sales per square foot	$377	$379	(0.5)%

DISPOSITIONS

During the quarter CBL entered into a contract for a portfolio of three Tier 3 enclosed malls for an aggregate sales price of $32.25 million. The buyer, Hull Property Group, has completed due diligence and posted a significant non-refundable deposit. The portfolio includes Randolph Mall in Asheboro, NC; Regency Mall in Racine, WI; and Walnut Square in Dalton, GA. The transaction is expected to close prior to year-end 2016. CBL recorded an impairment charge of $43.3 million to write down the depreciated book value of the malls to their net sales price.

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Year-to-Date Disposition Activity:

Status/Timing	Property	Location	CBL's Ownership	CBL's Share of Consideration	CBL's Share of Debt	CBL's Share of Equity
Pending/Est. Q4	Randolph Mall; Regency Mall; Walnut Square	Asheboro, NC; Racine, WI; Dalton, GA	100%	$32.3	$—	$32.3
Closed/July	Fashion Square/The Lakes Mall	Saginaw, MI/Muskegon, MI	100%	66.5	38.2	28.3
Closed/May	Bonita Lakes Mall & Crossing	Meridian, MI	100%	27.9	—	27.9
Closed/March	River Ridge Mall (1)	Lynchburg, VA	100% → 25%	33.5	—	33.5
Closed/February	Triangle Town Center, Place and Commons (1)	Raleigh, NC	50% → 10%	69.6	68.4	1.2
Total Malls:				229.8	106.6	123.2
Closed/September	High Pointe Commons	Harrisburg, PA	50%	16.9	8.7	8.2
Closed/September	Oak Branch Business Center	Greensboro, NC	100%	2.4	—	2.4
Closed/April	Renaissance Center	Durham, NC	50%	64.6	23.8	40.8
Closed/April	The Crossings at Marshall's Creek	Middle Smithfield, PA	100%	22.3	—	22.3
Total Community Center and Office:				106.2	32.5	73.7
Total Disposition Activity:				$336.0	$139.1	$196.9
(1) Joint Venture amounts are reflected net of retained interest.

In September CBL and its joint venture partner closed on the assignment of 100% of the partnership interests in High Pointe Commons in Harrisburg, PA for a total consideration of $33.8 million. Proceeds from the transaction were used to retire existing secured loans aggregating to $17.4 million with CBL’s share of net proceeds used to reduce outstanding balances on the Company’s lines of credit.

In September, CBL completed the sale of a wholly owned office building in Greensboro, NC for a total sales price of $2.4 million.

In July, CBL completed the sale of Fashion Square in Saginaw, MI and The Lakes Mall in Muskegon, MI for an aggregate sales price of $66.5 million, including the assumption of a $38.2 million loan secured by Fashion Square. CBL recorded an impairment charge of $32.1 million in the second quarter related to the sale.

In May, CBL closed on the sale of Bonita Lakes Mall and Bonita Lakes Crossing in Meridian, MS for $27.9 million.

In April, CBL and its 50/50 joint venture partner closed on the sale of 100% of Renaissance Center, the 363,000-square-foot community shopping center located in Durham, NC. Renaissance Center was sold for a sales price of $129.2 million, including the assumption of a $16.0 million loan by the buyer and a $31.6 million loan that was retired at closing. The transaction generated net equity to CBL of $40.8 million.

In April, CBL completed the sale of The Crossings at Marshalls Creek, the 86,000-square-foot community center located in Middle Smithfield, PA, for a sales price of $22.3 million, in cash.

In March, CBL closed on the sale of a 75% interest in River Ridge in Lynchburg, VA, to Liberty University and received net cash proceeds of $33.5 million. CBL retains a 25% ownership position in the asset and is responsible for leasing and management, earning customary fees.

In February, CBL formed a new 10/90 joint venture for Triangle Town Center, Place and Commons in Raleigh, NC, with DRA Advisors LLC (DRA). The new joint venture acquired the property from the existing 50/50 joint venture between CBL and The Richard E. Jacobs Group for a total consideration of $174.0 million, including assumption of a $171.1 million loan secured by the property. CBL holds a 10% ownership position in the asset and is responsible for leasing and managing, earning customary fees.

4

FINANCING ACTIVITY
During the quarter, CBL retired three loans totaling $71.9 million (at CBL's share) and added the properties to its unencumbered pool of assets. The loans were secured by Dakota Square Mall in Minot, ND and two unconsolidated joint venture properties, Kentucky Oaks in Paducah, KY and Governor's Square in Clarksville, TN. Subsequent to the quarter-end, CBL retired the $38.3 million loan secured by Southaven Town Center in Southaven, MS.

OUTLOOK AND GUIDANCE
Based on results year-to-date and its current outlook, the Company anticipates achieving 2016 FFO, as adjusted, near the high-end of its guidance range of $2.36 - $2.40 per diluted share. CBL also anticipates achieving same-center NOI growth near the high-end of its guidance range of 1.5% - 2.5% in 2016.
The guidance also assumes the following:

•	$8.0 million to $10.0 million in gains on outparcel sales;

•	75-125 basis point increase in total portfolio occupancy as well as stabilized mall occupancy;

•	G&A, net of litigation expense and non-recurring professional fees, of $58 million to $60 million; and

•	No unannounced capital markets activity.

	Low	High
Expected diluted earnings per common share	$0.69	$0.73
Adjust to fully converted shares from common shares	(0.10)	(0.11)
Expected earnings per diluted, fully converted common share	0.59	0.62
Add: depreciation and amortization	1.57	1.57
Add: Loss on impairment	0.58	0.58
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Less: Gain on depreciable property	(0.22)	(0.22)
Expected FFO per diluted, fully converted common share	2.62	2.66
Adjustment for dispositions of unconsolidated affiliates	(0.28)	(0.28)
Adjustment for litigation settlement and nonrecurring professional fees expense	0.02	0.02
Expected adjusted FFO per diluted, fully converted common share	$2.36	$2.40

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Friday, October 28, 2016, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 9239777. A replay of the conference call will be available through November 4, 2016, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10091791. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc. third quarter earnings release and supplemental information, please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2016 third quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, October 28, 2016 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 139 properties, including 87 regional malls/open-air centers. The properties are located in 31 states and total 81.1 million square feet including 7.1 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

5

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the third quarter of 2016, the Company recognized $0.7 million of nonrecurring professional expense, $0.6 million of litigation expense, $1.1 million of equity in losses from the disposals of unconsolidated affiliates and $1.4 million of non-cash default interest expense. For the nine months ended September 30, 2016, the Company recognized a $54.5 million increase in equity in earnings, of which $27.9 million related to the foreclosure of the loan secured by Gulf Coast Town Center and $26.4 million related to the sale of our 50% interest in Triangle Town Center; $2.3 million of litigation expense and $1.8 million of nonrecurring professional fees expense. During the third quarter of 2015, the Company recognized $0.3 million of expense related to a litigation settlement. Additionally, during the nine months ended September 30, 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities, a $0.3 million gain on extinguishment of debt and received income of $1.3 million, net of related expense, as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

6

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated Properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the Properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

7

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Nine Months Ended September 30, 2016
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES:
Minimum rents	$164,444	$170,422	$502,289	$505,931
Percentage rents	3,225	3,869	10,590	10,418
Other rents	3,866	4,156	13,747	13,748
Tenant reimbursements	69,489	72,461	212,951	214,818
Management, development and leasing fees	4,177	2,754	10,825	8,195
Other	6,520	8,974	19,362	24,278
Total revenues	251,721	262,636	769,764	777,388
OPERATING EXPENSES:
Property operating	35,116	35,859	104,804	107,629
Depreciation and amortization	71,794	74,045	220,505	221,550
Real estate taxes	22,492	23,579	68,354	68,913
Maintenance and repairs	13,236	12,480	39,574	39,103
General and administrative	13,222	12,995	46,865	46,440
Loss on impairment	53,558	884	116,736	3,665
Other	5,576	8,787	20,313	21,191
Total operating expenses	214,994	168,629	617,151	508,491
Income from operations	36,727	94,007	152,613	268,897
Interest and other income	451	579	1,062	6,242
Interest expense	(54,292)	(56,451)	(162,710)	(174,362)
Gain on extinguishment of debt	(6)	—	—	256
Gain on investment	—	—	—	16,560
Equity in earnings of unconsolidated affiliates	10,478	3,508	107,217	12,212
Income tax benefit (provision)	2,386	(448)	2,974	(2,004)
Income (loss) from continuing operations before gain on sales of real estate assets	(4,256)	41,195	101,156	127,801
Gain on sales of real estate assets	4,926	3,237	14,503	18,167
Net income	670	44,432	115,659	145,968
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	1,372	(4,665)	(12,056)	(15,783)
Other consolidated subsidiaries	(983)	(2,198)	449	(4,557)
Net income attributable to the Company	1,059	37,569	104,052	125,628
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net income (loss) attributable to common shareholders	$(10,164)	$26,346	$70,383	$91,959

Basic per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.06)	$0.15	$0.41	$0.54
Weighted-average common shares outstanding	170,792	170,494	170,751	170,470

Diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.06)	$0.15	$0.41	$0.54
Weighted-average common and potential dilutive common shares outstanding	170,792	170,494	170,751	170,500

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$(10,164)	$26,346	$70,383	$91,959
Noncontrolling interest in income (loss) of Operating Partnership	(1,372)	4,665	12,056	15,783
Depreciation and amortization expense of:
Consolidated properties	71,794	74,045	220,505	221,550
Unconsolidated affiliates	10,756	10,734	29,090	31,354
Non-real estate assets	(838)	(711)	(2,397)	(2,284)
Noncontrolling interests' share of depreciation and amortization	(2,237)	(2,154)	(6,685)	(6,936)
Loss on impairment, net of tax	51,812	884	114,990	3,665
Gain on depreciable property, net of tax	(8,685)	(2,849)	(44,206)	(15,045)
FFO allocable to Operating Partnership common unitholders	111,066	110,960	393,736	340,046
Litigation settlements, net of related expenses (1)	601	325	2,308	(1,329)
Nonrecurring professional fees expense (1)	662	—	1,781	—
Gain on investment	—	—	—	(16,560)
Equity in (earnings) losses from disposals of unconsolidated affiliates	1,145	—	(54,485)	—
Non-cash default interest expense	1,374	—	1,374	—
Gain on extinguishment of debt	6	—	—	(256)
FFO allocable to Operating Partnership common unitholders, as adjusted	$114,854	$111,285	$344,714	$321,901

FFO per diluted share	$0.56	$0.56	$1.97	$1.70

FFO, as adjusted, per diluted share	$0.57	$0.56	$1.72	$1.61

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,004	199,751	199,992	199,758

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees expense is included in General and Administrative expense in the Consolidated Statements of Operations.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Diluted EPS attributable to common shareholders	$(0.06)	$0.15	$0.41	$0.54
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.42	1.21	1.22
Loss on impairment	0.26	—	0.57	0.01
Gain on depreciable property, net of tax	(0.04)	(0.01)	(0.22)	(0.07)
FFO per diluted share	$0.56	$0.56	$1.97	$1.70

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
FFO allocable to Operating Partnership common unitholders	$111,066	$110,960	$393,736	$340,046
Percentage allocable to common shareholders (1)	85.39%	85.35%	85.38%	85.35%
FFO allocable to common shareholders	$94,839	$94,704	$336,172	$290,229

FFO allocable to Operating Partnership common unitholders, as adjusted	$114,854	$111,285	$344,714	$321,901
Percentage allocable to common shareholders (1)	85.39%	85.35%	85.38%	85.35%
FFO allocable to common shareholders, as adjusted	$98,074	$94,982	$294,317	$274,743
(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Lease termination fees	$857	$1,346	$2,202	$4,383
Lease termination fees per share	$—	$0.01	$0.01	$0.02

Straight-line rental income (including write-offs)	$(319)	$1,412	$1,241	$2,975
Straight-line rental income (including write-offs) per share	$—	$0.01	$0.01	$0.01

Gains on outparcel sales	$4,387	$627	$8,170	$3,150
Gains on outparcel sales per share	$0.02	$—	$0.04	$0.02

Net amortization of acquired above- and below-market leases	$783	$1,043	$2,765	$1,881
Net amortization of acquired above- and below-market leases per share	$—	$0.01	$0.01	$0.01

Net amortization of debt premiums and discounts	$1,162	$404	$2,000	$1,437
Net amortization of debt premiums and discounts per share	$0.01	$—	$0.01	$0.01

Income tax benefit (provision)	$2,386	$(448)	$2,974	$(2,004)
Income tax benefit (provision) per share	$0.01	$—	$0.01	$(0.01)

Gain on extinguishment of debt	$(6)	$—	$—	$256
Gain on extinguishment of debt per share	$—	$—	$—	$—

Gain on investment	$—	$—	$—	$16,560
Gain on investment per share	$—	$—	$—	$0.08

Equity in earnings (losses) from disposals of unconsolidated affiliates	$(1,145)	$—	$54,485	$—
Equity in earnings (losses) from disposals of unconsolidated affiliates per share	$(0.01)	$—	$0.27	$—

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Non-cash default interest expense	$(1,374)	$—	$(1,374)	$—
Non-cash default interest expense per share	$(0.01)	$—	$(0.01)	$—

Abandoned projects expense	$(11)	$(2,058)	$(44)	$(2,183)
Abandoned projects expense per share	$—	$(0.01)	$—	$(0.01)

Interest capitalized	$616	$909	$1,612	$3,141
Interest capitalized per share	$—	$—	$0.01	$0.02

Litigation settlements, net of related expenses	$(601)	$(325)	$(2,308)	$1,329
Litigation settlements, net of related expenses per share	$—	$—	$(0.01)	$—

Nonrecurring professional fees expense	$(662)	$—	$(1,781)	$—
Nonrecurring professional fees expense per share	$—	$—	$(0.01)	$—

	As of September 30,
	2016	2015
Straight-line rent receivable	$67,861	$66,334

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$670	$44,432	$115,659	$145,968

Adjustments:
Depreciation and amortization	71,794	74,045	220,505	221,550
Depreciation and amortization from unconsolidated affiliates	10,756	10,734	29,090	31,354
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,237)	(2,154)	(6,685)	(6,936)
Interest expense	54,292	56,451	162,710	174,362
Interest expense from unconsolidated affiliates	6,109	9,601	19,787	28,873
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,769)	(1,693)	(5,126)	(5,090)
Abandoned projects expense	11	2,058	44	2,183
Gain on sales of real estate assets	(4,926)	(3,237)	(14,503)	(18,167)
Gain on sales of real estate assets of unconsolidated affiliates	(8,018)	(566)	(93,340)	(1,730)
Gain on investment	—	—	—	(16,560)
Gain on extinguishment of debt	6	—	—	(256)
Loss on impairment	53,558	884	116,736	3,665
Income tax (benefit) provision	(2,386)	448	(2,974)	2,004
Lease termination fees	(857)	(1,346)	(2,202)	(4,383)
Straight-line rent and above- and below-market lease amortization	(464)	(2,455)	(4,006)	(4,856)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(983)	(2,198)	449	(4,557)
General and administrative expenses	13,222	12,995	46,865	46,440
Management fees and non-property level revenues	(1,379)	(5,876)	(12,429)	(22,914)
Operating Partnership's share of property NOI	187,399	192,123	570,580	570,950
Non-comparable NOI	(10,816)	(19,975)	(39,526)	(55,557)
Total same-center NOI (1)	$176,583	$172,148	$531,054	$515,393
Total same-center NOI percentage change	2.6%		3.0%

Malls	$161,066	$157,372	$485,111	$471,945
Associated centers	8,245	7,807	24,597	23,357
Community centers	5,165	4,772	15,133	13,766
Offices and other	2,107	2,197	6,213	6,325
Total same-center NOI (1)	$176,583	$172,148	$531,054	$515,393

Percentage Change:
Malls	2.3%		2.8%
Associated centers	5.6%		5.3%
Community centers	8.2%		9.9%
Offices and other	(4.1)%		(1.8)%
Total same-center NOI (1)	2.6%		3.0%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2016, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2016. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning, minority interest properties in which we own an interest of 25% or less, or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016 and 2015

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,251,443	$1,294,531	$4,545,974	$(14,705)	$4,531,269
Noncontrolling interests' share of consolidated debt	(109,701)	(7,537)	(117,238)	1,015	(116,223)
Company's share of unconsolidated affiliates' debt	523,833	73,562	597,395	(2,286)	595,109
Company's share of consolidated and unconsolidated debt	$3,665,575	$1,360,556	$5,026,131	$(15,976)	$5,010,155
Weighted average interest rate	5.30%	1.96%	4.39%

	As of September 30, 2015
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,502,337	$1,319,138	$4,821,475	$(14,768)	$4,806,707
Noncontrolling interests' share of consolidated debt	(112,554)	(7,007)	(119,561)	787	(118,774)
Company's share of unconsolidated affiliates' debt	665,912	118,033	783,945	(1,442)	782,503
Company's share of consolidated and unconsolidated debt	$4,055,695	$1,430,164	$5,485,859	$(15,423)	$5,470,436
Weighted average interest rate	5.48%	1.70%	4.49%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2016
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,083	$12.14	$2,416,868
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			3,043,118
Company's share of total debt, excluding unamortized deferred financing costs			5,026,131
Total market capitalization			$8,069,249
Debt-to-total-market capitalization ratio			62.3%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 30, 2016. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016 and 2015

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
2016:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,792	170,792	170,751	170,751
Weighted average Operating Partnership units	29,212	29,212	29,241	29,241
Weighted average shares- FFO	200,004	200,004	199,992	199,992

2015:
Weighted average shares - EPS	170,494	170,494	170,470	170,500
Weighted average Operating Partnership units	29,257	29,257	29,258	29,258
Weighted average shares- FFO	199,751	199,751	199,728	199,758

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Weighted average cash dividend per share	$0.27282	$0.27279	$0.81838	$0.81837
FFO, as adjusted, per diluted fully converted share	$0.57	$0.56	$1.72	$1.61
Dividend payout ratio	47.9%	48.7%	47.6%	50.8%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2016	December 31, 2015
ASSETS
Real estate assets:
Land	$839,114	$876,668
Buildings and improvements	6,906,736	7,287,862
	7,745,850	8,164,530
Accumulated depreciation	(2,370,768)	(2,382,568)
	5,375,082	5,781,962
Held for sale	32,250	—
Developments in progress	141,099	75,991
Net investment in real estate assets	5,548,431	5,857,953
Cash and cash equivalents	24,468	36,892
Receivables:
Tenant, net of allowance for doubtful accounts of $1,993 and $1,923 in 2016 and 2015, respectively	95,518	87,286
Other, net of allowance for doubtful accounts of $1,332 and $1,276 in 2016 and 2015, respectively	14,109	17,958
Mortgage and other notes receivable	13,581	18,238
Investments in unconsolidated affiliates	287,791	276,383
Intangible lease assets and other assets	190,423	185,281
	$6,174,321	$6,479,991

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,531,269	$4,710,628
Accounts payable and accrued liabilities	303,642	344,434
Total liabilities	4,834,911	5,055,062
Commitments and contingencies
Redeemable noncontrolling partnership interests	22,742	25,330
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,790,979 and 170,490,948 issued and outstanding in 2016 and 2015, respectively	1,708	1,705
Additional paid-in capital	1,959,007	1,970,333
Accumulated other comprehensive income	—	1,935
Dividends in excess of cumulative earnings	(754,425)	(689,028)
Total shareholders' equity	1,206,315	1,284,970
Noncontrolling interests	110,353	114,629
Total equity	1,316,668	1,399,599
	$6,174,321	$6,479,991

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2016	December 31, 2015
ASSETS:
Investment in real estate assets	$2,137,092	$2,357,902
Accumulated depreciation	(550,103)	(677,448)
	1,586,989	1,680,454
Held for sale	25,392	—
Developments in progress	28,995	59,592
Net investment in real estate assets	1,641,376	1,740,046
Other assets	229,516	168,540
Total assets	$1,870,892	$1,908,586

LIABILITIES:
Mortgage and other indebtedness	$1,278,160	$1,546,272
Other liabilities	60,687	51,357
Total liabilities	1,338,847	1,597,629

OWNERS' EQUITY:
The Company	241,892	184,868
Other investors	290,153	126,089
Total owners' equity	532,045	310,957
Total liabilities and owners’ equity	$1,870,892	$1,908,586

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$59,104	$62,098	$186,162	$187,681
Depreciation and amortization	(20,227)	(20,313)	(63,085)	(59,435)
Operating expenses	(18,216)	(18,918)	(56,621)	(55,692)
Income from operations	20,661	22,867	66,456	72,554
Interest income	295	331	963	998
Interest expense	(14,281)	(18,616)	(41,951)	(55,999)
Gain (loss) on extinguishment of debt	(393)	—	62,901	—
Gain on sales of real estate assets	16,854	710	158,190	2,144
Net income	$23,136	$5,292	$246,559	$19,697

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$27,427	$32,660	$87,527	$98,453
Depreciation and amortization	(10,756)	(10,734)	(29,090)	(31,354)
Operating expenses	(8,112)	(9,638)	(25,295)	(28,511)
Income from operations	8,559	12,288	33,142	38,588
Interest income	207	255	719	767
Interest expense	(6,109)	(9,601)	(19,787)	(28,873)
Loss on extinguishment of debt	(197)	—	(197)	—
Gain on sales of real estate assets	8,018	566	93,340	1,730
Net income	$10,478	$3,508	$107,217	$12,212

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended September 30,	Nine Months Ended September 30,
2016	2015	2016	2015
Adjusted EBITDA:
Net income	$670	$44,432	$115,659	$145,968

Adjustments:
Depreciation and amortization	71,794	74,045	220,505	221,550
Depreciation and amortization from unconsolidated affiliates	10,756	10,734	29,090	31,354
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,237)	(2,154)	(6,685)	(6,936)
Interest expense	54,292	56,451	162,710	174,362
Interest expense from unconsolidated affiliates	6,109	9,601	19,787	28,873
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,769)	(1,693)	(5,126)	(5,090)
Income and other taxes	(1,813)	666	(1,070)	3,216
Gain on investment	—	—	—	(16,560)
Equity in (earnings) losses from disposals of unconsolidated affiliates	1,846	—	(53,784)	—
Gain on extinguishment of debt	6	—	—	(256)
Loss on impairment	53,558	884	116,736	3,665
Abandoned projects	11	2,058	44	2,183
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(983)	(2,198)	449	(4,557)
Gain on depreciable property	(8,685)	(2,783)	(44,206)	(16,253)
Company's share of total Adjusted EBITDA	$183,555	$190,043	$554,109	$561,519

Interest Expense:
Interest expense	$54,292	$56,451	$162,710	$174,362
Interest expense from unconsolidated affiliates	6,109	9,601	19,787	28,873
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,769)	(1,693)	(5,126)	(5,090)
Company's share of total interest expense	$58,632	$64,359	$177,371	$198,145

Ratio of Adjusted EBITDA to Interest Expense	3.1	x	3.0	x	3.1	x	2.8	x

Reconciliation of Adjusted EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Company's share of total Adjusted EBITDA	$183,555	$190,043	$554,109	$561,519
Interest expense	(54,292)	(56,451)	(162,710)	(174,362)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,769	1,693	5,126	5,090
Income and other taxes	1,813	(666)	1,070	(3,216)
Net amortization of deferred financing costs and debt premiums and discounts	537	1,120	2,019	3,745
Net amortization of intangible lease assets and liabilities	84	(646)	(204)	(613)
Depreciation and interest expense from unconsolidated affiliates	(16,865)	(20,335)	(48,877)	(60,227)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,237	2,154	6,685	6,936
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	983	2,198	(449)	4,557
Gains on outparcel sales	(6,808)	(454)	(10,302)	(1,914)
Equity in earnings of unconsolidated affiliates	(1,757)	(3,508)	(13,428)	(12,212)
Distributions of earnings from unconsolidated affiliates	3,755	5,917	12,337	15,697
Share-based compensation expense	1,160	917	4,011	4,323
Provision for doubtful accounts	1,154	(275)	3,377	1,663
Change in deferred tax assets	(1,460)	(212)	(1,780)	(59)
Changes in operating assets and liabilities	9,599	18,994	(11,359)	8,955
Cash flows provided by operating activities	$125,464	$140,489	$339,625	$359,882

Supplemental Financial And Operating Information
As of September 30, 2016

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable
Operating Properties:
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	$70,801	$70,801	$—
Midland Mall	Midland, MI	Aug-16		6.10%	31,953	31,953	—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000	140,000	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	38,314	38,314	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	46,472	46,472	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	126,648	126,648	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,351	14,351	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	90,506	90,506	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	37,388	37,388	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	18,949	18,949	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	Jun-17		5.02%	2,526	—	2,526
Statesboro Crossing	Statesboro, GA	Jun-17	Jun-18	2.32%	10,993	—	10,993
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	62,644	62,644	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,152	38,152	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.27%	6,778	—	6,778
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	146,974	146,974	—
Hickory Point Mall	Forsyth, IL	Dec-18	Dec-19	5.85%	27,446	27,446	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	3.27%	5,636	—	5,636
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.27%	2,774	—	2,774
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	27,007	27,007	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	46,459	46,459	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		3.02%	2,131	—	2,131
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		3.02%	4,063	—	4,063
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,140	13,140	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	72,307	72,307	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		3.02%	10,101	—	10,101
Parkway Place	Huntsville, AL	Jul-20		6.50%	36,911	36,911	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	57,125	57,125	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	84,110	84,110	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	37,481	37,481	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,432	9,432	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	87,379	87,379	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,689	17,689	—
Fayette Mall	Lexington, KY	May-21		5.42%	163,412	163,412	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	47,360	47,360	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	70,164	70,164	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	124,334	124,334	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	54,222	54,222	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	68,140	68,140	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	114,093	114,093	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	19,341	19,341	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Jefferson Mall	Louisville, KY	Jun-22		4.75%	66,370		66,370	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	62,541		62,541	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	36,270		36,270	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	76,437		76,437	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	75,094		75,094	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	106,565		106,565	—
	SUBTOTAL				2,547,433		2,502,431	45,002
Weighted-average interest rate					5.61%		5.66%	3.05%

Debt Premiums : (1)					2,624		2,624	—
Weighted-average interest rate					4.57%		4.57%

Total Loans On Operating Properties And Debt Premiums					2,550,057		2,505,055	45,002
Weighted-average interest rate					5.61%		5.66%	3.05%

Construction Loan:
The Outlet Shoppes at Laredo	Laredo, TX	May-19	May-21	3.03%	10,573		—	10,573

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	1.72%	—		—	—
$100,000 capacity		Oct-19	Oct-20	1.72%	38,200		—	38,200
$500,000 capacity		Oct-20		1.72%	400,756		—	400,756
	SUBTOTAL				438,956		—	438,956

Unsecured term loans:
$350,000 Term Loan		Oct-17	Oct-19	1.88%	350,000		—	350,000
$50,000 Term Loan		Feb-18		2.07%	50,000		—	50,000
$400,000 Term Loan		Jul-18		2.02%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,550)		(3,550)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(62)		(62)	—
	SUBTOTAL				746,388		746,388	—

Total Consolidated Debt					$4,545,974	(2)	$3,251,443	$1,294,531
Weighted-average interest rate					4.49%		5.50%	1.93%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	$18,942		$18,942	$—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.63%	2,309		—	2,309
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.52%	11,700		—	11,700
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.52%	21,498		—	21,498
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.52%	8,309		—	8,309

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.52%	29,069		—	29,069
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	50,837		50,837	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	17,060		17,060	—
York Town Center	York, PA	Feb-22		4.90%	17,030		17,030	—
York Town Center - Pier 1	York, PA	Feb-22		3.27%	677		—	677
West County Center	St. Louis, MO	Dec-22		3.40%	93,660		93,660	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	49,603		49,603	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	30,859	(3)	30,859	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,793		2,793	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	57,879		57,879	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		1.55%	47,170	(4)	47,170	—
	SUBTOTAL				597,395	(2)	523,833	73,562

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,435)		(1,435)	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	25%		5.02%	(632)		—	(632)
Statesboro Crossing	Statesboro, GA	50%		2.32%	(5,496)		—	(5,496)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,661)		(15,661)	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	25%		3.27%	(1,409)		—	(1,409)
The Terrace	Chattanooga, TN	8%		7.25%	(1,051)		(1,051)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(755)		(755)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,556)		(13,556)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,547)		(1,547)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,109)		(19,109)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,283)		(26,283)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%		4.36%	(10,656)		(10,656)	—
					(116,815)		(109,278)	(7,537)

Less Noncontrolling Interests' Share Of Debt Premiums: (1)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(423)		(423)	—

	SUBTOTAL				(117,238)	(2)	(109,701)	(7,537)

Company's Share Of Consolidated And Unconsolidated Debt					$5,026,131	(2)	$3,665,575	$1,360,556
Weighted-average interest rate					4.39%		5.30%	1.96%

Total Debt of Unconsolidated Affiliates:
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	$37,883		$37,883	$—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.63%	4,617		—	4,617
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.52%	11,700		—	11,700
Hammock Landing Phase I	West Melbourne, FL	Feb-18	Feb-19	2.52%	42,997		—	42,997
Hammock Landing Phase II	West Melbourne, FL	Feb-18	Feb-19	2.52%	16,617		—	16,617
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.52%	58,138		—	58,138
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	101,675		101,675	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	170,600		170,600	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
York Town Center	York, PA	Feb-22		4.90%	34,061		34,061	—
York Town Center - Pier 1	York, PA	Feb-22		3.27%	1,354		—	1,354
West County Center	St. Louis, MO	Dec-22		3.40%	187,320		187,320	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	99,206		99,206	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	47,476	(3)	47,476	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,586		5,586	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	115,758		115,758	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center	Slidell, LA	Jun-26		1.55%	72,569	(4)	72,569	—
					$1,283,557		$1,148,134	$135,423
Weighted-average interest rate					3.87%		4.03%	2.53%

(1)	The weighted average interest rates used for debt premiums reflects the market interest rate in effect as of the assumption of the related debt.

(2)	See page 13 for unamortized deferred financing costs.

(3)
The joint venture has an interest rate swap on a notional amount of $47,476, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(4)
The joint venture has an interest rate swap on a notional amount of $72,569, amortizing to $52,130 over the term of the swap, related to Fremaux Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$242,754	$—	$—	$242,754	4.83%	5.84%
2017	437,798	21,251	(17,728)	441,321	8.78%	6.08%
2018	652,897	50,837	(5,496)	698,238	13.89%	3.65%
2019	457,106	70,576	—	527,682	10.50%	3.04%
2020	628,540	17,060	(1,051)	644,549	12.82%	3.08%
2021	536,010	—	(2,164)	533,846	10.62%	5.53%
2022	545,311	111,367	(15,103)	641,575	12.76%	4.70%
2023	526,437	80,462	(19,109)	587,790	11.69%	4.96%
2024	375,094	60,672	(26,283)	409,483	8.15%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.13%	4.07%
2026	106,565	47,170	(10,656)	143,079	2.85%	3.43%
Face Amount of Debt	4,546,962	597,395	(116,815)	5,027,542	100.03%	4.39%
Net Premiums (Discounts)	(988)	—	(423)	(1,411)	(0.03)%	—%
Total	$4,545,974	$597,395	$(117,238)	$5,026,131	100.00%	4.39%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$242,754	$—	$—	$242,754	4.83%	5.84%
2017	798,791	32,951	(23,224)	808,518	16.09%	4.19%
2018	669,350	126,773	—	796,123	15.84%	3.66%
2019	136,843	—	(1,409)	135,434	2.69%	5.37%
2020	590,340	—	(1,051)	589,289	11.72%	3.15%
2021	517,027	—	(755)	516,272	10.27%	5.61%
2022	545,311	111,367	(15,103)	641,575	12.76%	4.70%
2023	526,437	80,462	(19,109)	587,790	11.69%	4.96%
2024	375,094	60,672	(26,283)	409,483	8.15%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.13%	4.07%
2026	106,565	47,170	(10,656)	143,079	2.85%	3.43%
Face Amount of Debt	4,546,962	597,395	(116,815)	5,027,542	100.03%	4.39%
Net Premiums (Discounts)	(988)	—	(423)	(1,411)	(0.03)%	—%
Total	$4,545,974	$597,395	$(117,238)	$5,026,131	100.00%	4.39%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	49%
Unencumbered asset value to unsecured indebtedness	> 1.6x	2.4x
Unencumbered NOI to unsecured interest expense	> 1.75x	4.6x
EBITDA to fixed charges (debt service)	> 1.5x	2.5x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	53%
Secured debt to total assets	< 45%	30%
Total unencumbered assets to unsecured debt	> 150%	217%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.3x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/16 (2)
			9/30/16	9/30/15	9/30/16	9/30/15
Acadiana Mall	Lafayette, LA	991,576
Coastal Grand	Myrtle Beach, SC	1,039,590
CoolSprings Galleria	Nashville, TN	1,142,750
Cross Creek Mall	Fayetteville, NC	1,045,311
Dakota Square Mall	Minot, ND	743,752
Fayette Mall	Lexington, KY	1,203,998
Friendly Center and The Shops at Friendly	Greensboro, NC	1,140,260
Governor's Square	Clarksville, TN	734,510
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,477,242
Harford Mall	Bel Air, MD	505,483
Jefferson Mall	Louisville, KY	894,132
Mall del Norte	Laredo, TX	1,178,220
Mayfaire Town Center	Wilmington, NC	590,594
Oak Park Mall	Overland Park, KS	1,600,212
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	412,055
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	428,073
Park Plaza	Little Rock, AR	540,167
Post Oak Mall	College Station, TX	759,632
St. Clair Square	Fairview Heights, IL	1,084,954
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,067,694
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		22,985,543	$436	$444	95.2%	93.7%	44.1%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/16 (2)
			9/30/16	09/30/15	9/30/16	9/30/15
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,223
Brookfield Square	Brookfield, WI	1,032,242
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
East Towne Mall	Madison, WI	792,165
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,799
Frontier Mall	Cheyenne, WY	524,239
Greenbrier Mall	Chesapeake, VA	890,852
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	763,171

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/16 (2)
			9/30/16	09/30/15	9/30/16	9/30/15
Kirkwood Mall	Bismarck, ND	842,518
Laurel Park Place	Livonia, MI	494,886
Layton Hills Mall	Layton, UT	574,013
Meridian Mall	Lansing, MI	972,186
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	762,381
Northpark Mall	Joplin, MO	938,027
Northwoods Mall	North Charleston, SC	771,676
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	475,862
Parkdale Mall	Beaumont, TX	1,248,667
Parkway Place	Huntsville, AL	648,271
Pearland Town Center	Pearland, TX	646,995
Richland Mall	Waco, TX	686,628
South County Center	St. Louis, MO	1,044,443
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	837,390
WestGate Mall	Spartanburg, SC	954,084
Westmoreland Mall	Greensburg, PA	979,576
York Galleria	York, PA	751,902
Total Tier 2 Malls		27,666,303	$345	$343	92.1%	91.7%	44.8%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/16 (2)
			9/30/16	9/30/15	9/30/16	9/30/15
Alamance Crossing	Burlington, NC	886,700
College Square	Morristown, TN	450,398
Foothills Mall	Maryville, TN	463,751
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,066,151
Monroeville Mall	Pittsburgh, PA	1,077,520
The Outlet Shoppes at Gettysburg	Gettysburg, PA	247,622
Randolph Mall	Asheboro, NC	380,559
Regency Mall	Racine, WI	789,368
Stroud Mall	Stroudsburg, PA	403,258
Walnut Square	Dalton, GA	495,970
Total Tier 3 Malls		6,862,007	$266	$263	84.8%	87.0%	7.2%

Total Mall Portfolio		57,513,853	$377	$379	92.6%	91.7%	96.1%

Mall Portfolio Statistics (continued)

Excluded Malls (4)
Property	Category	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/16 (2)
				9/30/16	9/30/15	9/30/16	9/30/15
Lender Malls:
Chesterfield Mall	Lender	Chesterfield, MO	1,264,857
Midland Mall	Lender	Midland, MI	473,634
Wausau Center	Lender	Wausau, WI	423,774
			2,162,265
Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,887
Hickory Point Mall	Repositioning	Forsyth, IL	815,326
River Ridge Mall	Minority Interest	Lynchburg, VA	761,133
Triangle Town Center	Minority Interest	Raleigh, NC	1,254,274
			3,758,620

Total Excluded Malls			5,920,885	N/A	N/A	N/A	N/A	3.9%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Total mall NOI, excluding dispositions and developments, is based on total mall NOI of $510,490,703 for the nine months ended September 30, 2016.

(3)	The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

(4)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	352,402	$44.85	$47.86	6.7%	$49.25	9.8%
Stabilized malls	329,875	46.12	49.35	7.0%	50.81	10.2%
New leases	82,967	42.60	47.62	11.8%	51.01	19.7%
Renewal leases	246,908	47.31	49.93	5.5%	50.74	7.3%

Year-to-Date:
All Property Types (1)	1,419,167	$41.80	$43.17	3.3%	$44.55	6.6%
Stabilized malls	1,324,018	43.10	44.49	3.2%	45.93	6.6%
New leases	363,185	39.21	45.80	16.8%	48.56	23.8%
Renewal leases	960,833	44.57	44.00	(1.3)%	44.94	0.8%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of September 30,
Quarter:	Square Feet		2016	2015
Operating portfolio:		Same-center malls	$32.06	$31.41
New leases	334,006	Stabilized malls	32.18	30.93
Renewal leases	429,350	Non-stabilized malls (4)	26.48	25.53
Development portfolio:		Associated centers (5)	13.90	13.32
New leases	28,701	Community centers (5)	15.55	15.65
Total leased	792,057	Office buildings (5)	20.01	19.45

Year-to-Date:
Operating Portfolio:
New leases	1,155,870
Renewal leases	1,863,460
Development Portfolio:
New leases	538,769
Total leased	3,558,099

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2016, including the impact of any rent concessions.

(4)
Includes The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of September 30, 2016 and The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and Fremaux Town Center as of September 30, 2015.

(5)	Includes annual base rent per square foot for all leased locations regardless of size.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2016 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2016:
New	122	376,275	8.78	$47.21	$49.86	$39.55	$7.66	19.4%	$10.31	26.1%
Renewal	448	1,295,436	3.68	41.82	42.70	42.03	(0.21)	(0.5)%	0.67	1.6%
Commencement 2016 Total	570	1,671,711	4.77	$43.03	$44.31	$41.47	$1.56	3.8%	$2.84	6.8%

Commencement 2017:
New	21	44,984	9.00	$61.73	$66.21	$51.62	$10.11	19.6%	$14.59	28.3%
Renewal	78	201,484	3.89	41.12	41.75	40.45	0.67	1.7%	1.30	3.2%
Commencement 2017 Total	99	246,468	4.97	$44.89	$46.21	$42.49	$2.40	5.6%	$3.72	8.8%

Total 2016/2017	669	1,918,179	4.80	$43.27	$44.56	$41.60	$1.67	4.0%	$2.96	7.1%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	147	843,880	3.49%
2	Signet Jewelers Limited (3)	205	297,582	2.79%
3	Ascena Retail Group, Inc. (4)	194	983,012	2.50%
4	Foot Locker, Inc.	125	558,463	2.34%
5	AE Outfitters Retail Company	74	456,541	1.90%
6	Dick's Sporting Goods, Inc. (5)	27	1,564,274	1.71%
7	Genesco Inc. (6)	179	286,095	1.69%
8	The Gap, Inc.	60	679,341	1.58%
9	Luxottica Group, S.P.A. (7)	112	245,335	1.22%
10	Forever 21 Retail, Inc.	23	460,658	1.22%
11	Express Fashions	40	332,070	1.20%
12	Abercrombie & Fitch, Co.	49	333,198	1.13%
13	JC Penney Company, Inc. (8)	54	6,317,869	1.06%
14	Finish Line, Inc.	54	283,390	1.06%
15	Charlotte Russe Holding, Inc.	51	325,896	1.01%
16	The Buckle, Inc.	47	244,767	0.98%
17	Aeropostale, Inc.	58	221,594	0.85%
18	Best Buy Co., Inc. (9)	52	462,876	0.83%
19	H&M	29	599,669	0.80%
20	Cinemark	10	524,764	0.79%
21	Shoe Show, Inc.	47	588,669	0.77%
22	Barnes & Noble Inc.	19	579,660	0.77%
23	Claire's Stores, Inc.	101	126,808	0.76%
24	New York & Company, Inc.	35	235,583	0.76%
25	The Children's Place Retail Stores, Inc.	58	253,906	0.74%
		1,850	17,805,900	33.95%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Victoria's Secret, PINK, White Barn Candle and Bath & Body Works.
(3)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(4)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant, Catherines, Ann Taylor, LOFT, and Lou & Grey.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(6)	Genesco Inc. operates Journey's, Underground by Journeys, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse stores.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	JC Penney Co., Inc. owns 28 of these stores. The above chart includes one store which has closed but for which JC Penney remains obligated to pay rent under the terms of the lease.
(9)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2016

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Tenant allowances (1)	$17,811	$17,685	$50,707	$49,725

Renovations (2)	6,390	11,227	11,011	23,273

Deferred maintenance: (3)
Parking lot and parking lot lighting	9,171	10,689	11,936	18,136
Roof repairs and replacements	2,178	545	3,221	2,654
Other capital expenditures	1,464	4,610	7,292	6,769
Total deferred maintenance expenditures	12,813	15,844	22,449	27,559

Total capital expenditures	$37,014	$44,756	$84,167	$100,557

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2016	2015
Quarter ended:
March 31,	$658	$695
June 30,	426	284
September 30,	421	806
December 31,		880
	$1,505	$2,665

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2016

Properties Opened During the Nine Months Ended September 30, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	431,139	$40,295	$33,444	Apr-16	8.5%

Mall Expansion:
Hamilton Place - Theatre	Chattanooga, TN	90%	30,169	4,868	3,239	Sep-16	9.1%
Kirkwood Mall - Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,570	3,702	4,189	Mar-16	10.5%
			42,739	8,570	7,428
Community Center Expansion:
High Pointe Commons (Petco) (3)	Harrisburg, PA	50%	12,885	1,012	797	Sep-16	10.5%

Mall Redevelopments:
CoolSprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	208,976	32,307	34,066	May-16	7.2%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,230	1,100	Jul/Aug-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,513	4,257	May/Jul-16	7.8%
			249,507	38,050	39,423

Total Properties Opened			736,270	$87,927	$81,092

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) This community center was sold in September 2016.

Properties Under Development at September 30, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,756	$69,926	$20,738	Spring-17	9.6%

Mall Expansions:
Dakota Square Mall - Expansion	Minot, ND	100%	23,922	7,284	2,932	Fall-16	7.5%
Friendly Center - Cheesecake Factory	Greensboro, NC	50%	9,156	2,330	1,191	Fall-16	10.8%
Friendly Center - Shops	Greensboro, NC	50%	12,765	2,546	1,931	Fall-16	8.1%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,395	6,058	Spring-17	8.4%
			113,609	31,555	12,112
Community Center Expansions:
The Forum at Grandview - Expansion	Madison, MS	75%	24,516	5,486	1,589	Fall-16	8.5%
Hammock Landing - Expansion	West Melbourne, FL	50%	23,717	2,351	1,575	Fall-16	10.7%
			48,233	7,837	3,164

Mall Redevelopments:
College Square - JCP Redevelopment (Dick's/ULTA)	Morristown, TN	100%	90,879	14,881	7,534	Fall-16	7.6%
East Towne Mall (Planet Fitness/Shops)	Madison, WI	100%	27,692	2,142	983	Winter-16	12.1%
Hickory Point Mall (T.J. Maxx/Shops)	Forsyth, IL	100%	50,030	3,581	43	Fall-17	10.0%
Northpark Mall (Dunham's Sports)	Joplin, MO	100%	80,524	4,007	3,809	Fall-16	9.5%
York Galleria - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,597	205	Winter-16	7.8%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	5,658	115	Spring-17	12.8%
			332,629	35,866	12,689

Total Properties Under Development			852,227	$145,184	$48,703

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.